Exhibit 10.73
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 18, 2024, is entered into by and between Hudson Pacific Properties, Inc., a Maryland corporation (the “REIT”), Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”) and Harout Diramerian (the “Executive”).
WHEREAS, the Executive, the REIT and the Operating Partnership (collectively, the “Company”) previously entered into that certain Employment Agreement, dated as of January 1, 2020 (the “Prior Agreement”);
WHEREAS, the Company desires to continue to employ the Executive as its Chief Financial Officer, and to enter into an agreement embodying the terms of such employment;
WHEREAS, as of the Amended Effective Date, the Prior Agreement shall terminate and be superseded by this Agreement; and
WHEREAS, the Executive desires to accept such continuation of employment with the Company, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Employment Period. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on January 1, 2025 (the “Amended Effective Date”) and ending on the fifth anniversary of the Amended Effective Date (the “Initial Term”). If not previously terminated in accordance with this Agreement, the Employment Period shall automatically be renewed for successive terms of one year each following the Initial Term (each such extension, a “Renewal Term”), unless either the Executive or the Company gives written notice of non-renewal not less than sixty (60) days prior to the last day of the then-current term. Notwithstanding the foregoing, in the event that the Company experiences a Change in Control (as defined in the Company’s Amended and Restated 2010 Incentive Award Plan, as may be amended from time to time), then the Employment Period shall instead continue through the later of (a) January 1, 2030 or (b) the second anniversary of the consummation of the Change in Control, with automatic Renewal Terms commencing thereafter.

2.Terms of Employment.
(a)    Position and Duties.
(i)    During the Employment Period, the Executive shall serve as Chief Financial Officer of the REIT and the Operating Partnership, and shall perform such employment duties as are usual and customary for such positions. The Executive shall report directly to the President. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing consistent with the Executive’s position as Chief Financial Officer of the REIT and the Operating Partnership. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement.
(ii)    During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive may be entitled, the Executive agrees to devote his full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) fulfill limited teaching, speaking and writing engagements, and (C) manage his personal investments, in each case, so long as such activities do not materially interfere or conflict with the performance of the Executive’s duties and responsibilities under this Agreement.
(iii)    During the Employment Period, the Executive shall perform the services required by this Agreement at the Company’s principal offices located in Los Angeles, California (the

Exhibit 10.73
“Principal Location”), except for travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.
    (b)    Compensation, Benefits, Etc.
(i)    Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $473,000 per annum. The Base Salary shall be reviewed annually by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the REIT (the “Board”) and may be increased from time to time by the Compensation Committee in its sole discretion. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly. The Base Salary shall not be reduced after any increase in accordance herewith and the term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so increased.
(ii)    Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives targeted at no less than 115% of Executive’s Base Salary (the “Target Bonus”). The amount of the Annual Bonus, if any, shall be determined by the Compensation Committee based on such performance criteria as the Compensation Committee shall determine in its sole discretion. The payment of any Annual Bonus, to the extent any Annual Bonus becomes payable, will be made on the date on which annual bonuses are paid generally to the Company’s senior executives, but in no event later than March 15th of the calendar year following the calendar year in which such Annual Bonus was earned, subject to the Executive’s continued employment through the payment date (other than as set forth in Section 4(a)(i) or 4(c)(ii)). The Executive acknowledges and agrees that nothing contained herein confers on the Executive any right to an Annual Bonus in any year, and that whether the Company pays him an Annual Bonus and the amount of any such Annual Bonus shall be determined by the Compensation Committee in its sole discretion.
(iii)    [Intentionally Omitted].
(iv)    Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, in each case that are available generally to senior executives of the Company.
(v)    Welfare Benefit Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.
(vi)    Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.
(vii)    Fringe Benefits. During the Employment Period, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.
(viii)    Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives but in no event less than four (4) weeks per calendar year; provided, however, that the Executive shall not accrue any vacation time in excess of six (6) weeks (thirty (30) days) (the “Accrual Limit”), and shall cease accruing vacation time if the Executive’s accrued vacation reaches the Accrual Limit until such time as the Executive’s accrued vacation time drops below the Accrual Limit.
(ix)    Indemnification Agreement. The parties hereby acknowledge that they have previously entered into an Indemnification Agreement (the “Indemnification Agreement”), which remains in effect in accordance with its terms.

Exhibit 10.73
3.Termination of Employment.
(a)    Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for ninety (90) consecutive days or for a total of one hundred eighty (180) days in any twelve (12)-month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative.
(b)Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless, to the extent capable of correction, the Executive fully corrects the circumstances constituting Cause within fifteen (15) days after receipt of the Notice of Termination (as defined below):
(i)    the Executive’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties;

(ii)    the Executive’s willful commission of an act of fraud or dishonesty resulting in reputational, economic or financial injury to the Company;

(iii)    the Executive’s commission of, or entry by the Executive of a guilty or no contest plea to, a felony or a crime involving moral turpitude;

(iv)    a willful breach by the Executive of his fiduciary duty to the Company which results in reputational, economic or other injury to the Company; or

(v)    the Executive’s willful and material breach of the Executive’s obligations under a written agreement between the Company and the Executive, including without limitation, such a breach of this Agreement.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.
(c)Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) within forty-five (45) days after the Company’s receipt of the Notice of Termination (as defined below) delivered by the Executive:
(i)the assignment to the Executive of any duties materially inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) hereof, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Executive;
(ii)the Company’s material reduction of the Executive’s Base Salary or Target Bonus, in each case, as in effect on the date hereof or as the same may be increased from time to time;
(iii)a material change in the geographic location of the Principal Location which shall, in any event, include only a relocation of the Principal Location by more than thirty (30) miles from its existing location; or

Exhibit 10.73
(iv)the Company’s failure to cure a material breach of its obligations under this Agreement after written notice is delivered to the Company by the Executive which specifically identifies the manner in which the Executive believes that the Company has breached its obligations under the Agreement and the Company is given a reasonable opportunity to cure any such breach.
Notwithstanding the foregoing, the Executive will not be deemed to have resigned for Good Reason unless (1) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of the Executive’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.

(d)Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 12(b) hereof. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
(e)Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Executive has in Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.
4.Obligations of the Company upon Termination.
(a)Without Cause or For Good Reason. Subject to Section 4(d) below, if, the Executive incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) during the Employment Period by reason of (1) a termination of the Executive’s employment by the Company without Cause (other than by reason of the Executive’s Disability), or (2) a termination of the Executive’s employment by the Executive for Good Reason:
(i)The Executive shall be paid, in a single lump-sum payment on the date of the Executive’s termination of employment, the aggregate amount of the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the date of such termination (the “Accrued Obligations”) and any Annual Bonus earned by the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Unpaid Bonus”);
(ii)In addition, the Executive shall be paid, in a single lump-sum payment on the sixtieth (60th) day after the date of Executive’s Separation from Service (such date, the “Date of Termination”), an amount equal to one (1) (the “Severance Multiplier”) times the sum of (x) the Base Salary in effect on the Date of Termination, plus (y) the average Annual Bonus earned by the Executive (regardless of whether such amount was paid out on a current basis or deferred) during the two (2) fiscal

Exhibit 10.73
years prior to the year in which the Date of Termination occurs (the “Average Bonus”); provided, however, that if the Date of Termination occurs on or within two (2) years following the occurrence of a Change in Control (the “Change in Control Period”), the Severance Multiplier shall be increased to two (2). For the avoidance of doubt, for purposes of this Section 4(a)(ii), Annual Bonus shall include any portion of the Executive’s Annual Bonus received in the form of equity rather than cash;

(iii)The Executive shall be paid, in a single lump-sum payment on the sixtieth (60th) day after the Date of Termination, an amount equal to a pro-rated Average Bonus, pro-rated based upon the number of days elapsed during the fiscal year prior to the Date of Termination (the “Pro-Rated Bonus”);
(iv)In the event that the Date of Termination occurs on or within the Change in Control Period, the Executive shall be paid, in a single lump-sum payment on the sixtieth (60th) day after the Date of Termination, an amount equal to the dollar-denominated value of the most recent annual equity award granted to the Executive prior to the Date of Termination that vests solely based on the passage of time (the “Equity Value”), pro-rated based upon the number of days elapsed during the fiscal year prior to the Date of Termination; provided, however, that, if the Date of Termination occurs on or prior to December 31, 2025, the Equity Value shall be equal to $625,000. For clarity, the Equity Value shall not include the value of any annual bonus received in the form of equity;

(v)All outstanding equity awards held by the Executive on the Date of Termination that vest solely based on the passage of time (i.e., excluding any outstanding performance-based vesting award), shall immediately become fully vested and exercisable (and any such performance-based award shall be governed in its entirety, including (without limitation) with regard to vesting and acceleration, in accordance with the terms of the applicable award agreement); and
(vi)During the period commencing on the Date of Termination and ending on the earlier of (i) the eighteen (18)-month anniversary of the Date of Termination and (ii) the date on which the Executive becomes eligible to receive benefits under a “group health plan” (within the meaning of Section 4980B of the Code and the regulations thereunder (“COBRA”)) of a subsequent employer of the Executive (of which eligibility the Executive hereby agrees to give prompt notice to the Company), subject to the Executive’s valid election to receive COBRA benefits, the Company shall continue to provide the Executive and the Executive’s eligible dependents with coverage under its group health plans at the same levels and the same cost to the Executive as would have applied if the Executive’s employment had not been terminated.
Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 4(a)(ii) - 4(a)(vi) above that the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days (or, to the extent required by law, forty-five (45) days) following the Date of Termination and that the Executive not revoke such Release during any applicable revocation period.

(b)For Cause, Without Good Reason or Other Terminations. If the Executive’s employment shall be terminated by the Company for Cause, by the Executive without Good Reason or for any other reason not enumerated in this Section 4, in any case, during the Employment Period, the Company shall pay to the Executive the Accrued Obligations in cash within thirty (30) days after the Date of Termination (or by such earlier date as may be required by applicable law).
(c)Death or Disability. Subject to Section 4(d) below, if the Executive incurs a Separation from Service by reason of the Executive’s death or Disability during the Employment Period:
(i)The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash on or as soon as practicable following the Date of Termination;
(ii)Any Unpaid Bonus shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, on the Date of Termination;
(iii)The Executive's estate or beneficiaries or the Executive shall be paid, in a single lump-sum payment on the sixtieth (60th) day after the Date of Termination, the Pro-Rated Bonus; and
(iv)All outstanding equity awards held by the Executive on the Date of Termination that vest solely based on the passage of time (i.e., excluding any outstanding performance-based vesting award), shall immediately become fully vested and exercisable (and any such performance-based award

Exhibit 10.73
shall be governed in its entirety, including (without limitation) with regard to vesting and acceleration, in accordance with the terms of the applicable award agreement).
Notwithstanding the foregoing, it shall be a condition to the Executive’s right, or the Executive’s estate’s or beneficiaries’ rights, as applicable, to receive the amounts provided for in Sections 4(c)(iii) and 4(c)(iv) above that the Executive, or the Executive’s estate or beneficiaries, as applicable, execute and deliver to the Company the Release within twenty-one (21) days following the Date of Termination and that the Executive, or the Executive’s estate or beneficiaries, as applicable, not revoke such Release during any applicable revocation period.
(d)Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under Section 4 hereof, shall be paid to the Executive during the six (6)-month period following the Executive’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.
(e)Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5 below, the Executive shall not be entitled to any additional payments or benefits upon or in connection with his termination of employment.
5. Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.
6.Limitation on Payments.
(a)Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code; (B) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code; (C) reduction of any other payments or benefits otherwise payable to Employee on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A of the Code; and (D) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A of the Code, in each case beginning with payments that would otherwise be made last in time.
(b)For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of independent auditors of nationally recognized standing (“Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of

Exhibit 10.73
the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
7.Confidential Information and Non-Solicitation.
(a)    The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates, which shall have been obtained by the Executive in connection with the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, to anyone other than the Company and those designated by it; provided, however, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.
        (b)    While employed by the Company and, for a period of one (1) year after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of any member of the Company and its subsidiaries and affiliates to terminate their employment or other relationship with the Company and its subsidiaries and affiliates or to cease to render services to any member of the Company and its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. During his employment with the Company and thereafter, the Executive shall not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Company and its subsidiaries and affiliates to terminate its relationship therewith or transfer its business from any member of the Company and its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
        (c)    In recognition of the fact that irreparable injury will result to the Company in the event of a breach by the Executive of his obligations under Sections 7(a) and/or (b) hereof, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.

8.Exceptions. Notwithstanding the generality of the foregoing or other provisions of this Agreement, nothing in this Agreement shall restrict Executive from: (i) filing a charge of discrimination, harassment or retaliation with the U.S. Equal Employment Opportunity Commission or similar state or local administrative agency; provided, that Executive does release Executive’s right to obtain damages or other relief in connection with such charge; (ii) communicating with, cooperating with, providing information to, or receiving financial awards from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, without notice to the Company; (iii) engaging in concerted activity under Section 7 of the U.S. National Labor Relations Act, if Executive was a non-supervisory employee; and (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Executive has reason to believe is unlawful. Further, Executive acknowledges that the Company has provided Executive notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” Further, nothing in this Agreement prevents Executive

Exhibit 10.73
from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

9.Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of his obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by his entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.
10.Successors.
(a)    This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
(b)This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(c)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
11.Payment of Financial Obligations. The payment or provision to the Executive by the Company of any remuneration, benefits or other financial obligations pursuant to this Agreement shall be allocated among the Operating Partnership, the REIT and any subsidiary or affiliate thereof in such manner as such entities determine in order to reflect the services provided by the Executive to such entities; provided, however, that the Operating Partnership and the REIT shall be jointly and severally liable for such obligations.
12.Miscellaneous.
(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(b)Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive: at the Executive’s most recent address on the records of the Company.
If to the REIT or the Operating Partnership:
Hudson Pacific Properties, Inc.
11601 Wilshire Blvd., Ninth Floor
Los Angeles, CA 90025
Attn: General Counsel

with a copy to:
Latham & Watkins
355 South Grand Ave.
Los Angeles, CA 90071-1560
Attn: Julian Kleindorfer
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

Exhibit 10.73
(c)Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.
(d)Section 409A of the Code.
(i)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, including without limitation, actions intended to (A) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code, and/or (B) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.
(ii) To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 4(d) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.
(iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement, including, without limitation, pursuant to Section 2(b)(vi), are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(f)Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(g)No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(h)Entire Agreement. As of the Amended Effective Date, this Agreement, together with the Indemnification Agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries and affiliates, or representative thereof. The Executive agrees that the Prior Agreement shall be terminated and of no further force or effect from and after the Amended Effective Date. In the event that the Executive’s employment with the Company is terminated prior to the Amended Effective Date, this Agreement (including, without limitation, the immediately preceding sentence) shall have no force or effect.
(i)Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

Exhibit 10.73
(j)Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
(k)Clawback. The compensation payable hereunder shall be subject to (i) any Company clawback or recoupment policy required in order to comply with applicable law, including the Company’s Policy for Recovery of Erroneously Awarded Compensation and (ii) any Company clawback or recoupment policy approved by the Board or the Compensation Committee which applies to the senior executives of the Company. The Company and the Executive acknowledge that this Section 12(k) is not intended to limit any clawback and/or disgorgement of such compensation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.
HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation
By:     /s/ Mark Lammas
Name: Mark Lammas
Title: President
HUDSON PACIFIC PROPERTIES, L.P.,
a Maryland limited partnership

By: HUDSON PACIFIC PROPERTIES, INC.
Its: General Partner
By:     /s/ Mark Lammas
Name: Mark Lammas
Title: President
“EXECUTIVE”
/s/ Harout Diramerian
Harout Diramerian

Exhibit 10.73
EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Hudson Pacific Properties, Inc., a Maryland corporation, Hudson Pacific Properties, L.P., a Maryland limited partnership (collectively, the “Company”), and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4 of that certain Amended and Restated Employment Agreement, dated as of November 18, 2024, between the Company and the undersigned (the “Employment Agreement”), whichever is applicable to the payments and benefits provided in exchange for this release, (ii) with respect to Section 2(b)(vi) of the Employment Agreement, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to indemnification and/or advancement of expenses pursuant to the Indemnification Agreement (as defined in the Employment Agreement), the Company’s governing documents or applicable law, (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator(vi) to file a charge of discrimination with the U.S. Equal Employment Opportunity Commission (the “EEOC”); however, the undersigned waives the undersigned’s rights to recover any relief, including damages, in connection with such a charge or a similar charge brought on the undersigned’s behalf or (vii) which cannot be waived by an employee under applicable law.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE
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Exhibit 10.73
MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
Notwithstanding the generality of the foregoing or other provisions of this Release, nothing in this Release shall restrict the undersigned from: (i) filing a charge of discrimination, harassment or retaliation with the EEOC or similar state or local administrative agency; provided, that the undersigned does release the undersigned’s right to obtain damages or other relief in connection with such charge; (ii) communicating with, cooperating with, providing information to, or receiving financial awards from, any federal, state or local government agency, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice, without notice to the Company; (iii) engaging in concerted activity under Section 7 of the U.S. National Labor Relations Act, if the undersigned was a non-supervisory employee; and (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the undersigned has reason to believe is unlawful. Further, the undersigned acknowledges that the Company has provided the undersigned notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly
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Exhibit 10.73
liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” Further, nothing in this Release prevents the undersigned from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the undersigned has reason to believe is unlawful.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

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